Exhibit 21.1

SUBSIDIARIES OF PIMCO CAPITAL SOLUTIONS BDC CORP.

Name of Subsidiary	Jurisdiction of Organization of Subsidiary

Emerald CS LLC

Ruby CS LLC

Amber CS LLC

Citrine CS LLC

Diamond CS LLC

Opal CS LLC

Quartz CS LLC

Jade CS LLC

Pearl CS LLC

Sapphire CS LLC

Topaz CS LLC

Garnet CS LLC

Turquoise CS LLC

Aquamarine CS LLC

Tanzanite CS LLC

Peridot CS LLC

Cobalt CS LLC

Sunstone CS LLC

Silver CS LLC

Coral CS LLC

Jasper CS LLC

Onyx CS LLC

Amethyst CS LLC

Platinum CS LLC

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